January 27, 2012

Since the Company’s Incorporation date (June 11, 2010), our sole officer and director, Danielle Joan Borrie, has committed to advancing funds required to maintain the reporting status in the form of a non-secured loan for the next twelve months (up to $15,000) as the expenses are incurred if no other proceeds are obtained by the Company.

There is no contract in place or written agreement with Mrs. Borrie. The funds expressed in the above president’s oral commitment, if necessary, will have no interest and no fixed repayment date.